UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 26, 2021
Date of Report (Date of earliest event reported)
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38142		35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01     Other Information.

On April 26, 2021, Delek US Holdings, Inc. (the “Company”) issued a press release announcing that Institutional Shareholder Services ("ISS") and Glass Lewis & Co. ("Glass Lewis") both recommend that the Company’s shareholders vote “FOR” ALL of the Company’s director nominees on the WHITE proxy card in connection with the Company’s 2021 Annual Meeting of Stockholders, which is scheduled to take place on May 6, 2021. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release of Delek Holdings, Inc.dated April 26, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2021	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit 99.1

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Delek Shareholders Vote “FOR” ALL of Delek’s Highly Qualified Director Nominees on the WHITE Proxy Card

Delek Urges Shareholders to Protect the Value of Their Investment by
Voting “FOR” ALL of Its Directors on the WHITE Proxy Card

BRENTWOOD, Tenn., April 26, 2021 – Delek US Holdings, Inc. (NYSE: DK) ("Delek") today announced that leading independent proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) both recommend that Delek shareholders vote “FOR” ALL of the Company’s highly qualified director nominees on the WHITE proxy card in connection with the Company's 2021 Annual Meeting of Stockholders, which is scheduled to take place on May 6, 2021.

Delek released the following letter to shareholders:

April 26, 2021

LEADING INDEPENDENT PROXY ADVISORS AGREE: YOUR DELEK BOARD COMPRISES THE RIGHT DIRECTORS WHO ARE OVERSEEING THE RIGHT STRATEGY FOR CONTINUED SHAREHOLDER VALUE CREATION

ISS AND GLASS LEWIS RECOMMEND VOTING THE WHITE PROXY CARD “FOR” ALL OF DELEK’S HIGHLY QUALIFIED, INDEPENDENT DIRECTORS

Dear Fellow Shareholder:

We are pleased that leading independent proxy advisors Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) share our belief that Delek’s director nominees are the best candidates to continue creating value for shareholders. As we continue toward the May 6, 2021 Annual Meeting of Shareholders, we want to reiterate that our Board and management team are firmly focused on overseeing and executing the Company’s strategy, and we recognize the work that needs to be done to continue navigating current industry volatility and driving value.

We are confident that by continuing to prioritize our commitment to peer-leading return of capital, efficient operations and cost reductions, strong financial flexibility, and the development of our integrated and synergistic portfolio with increasingly stable cash flows, we will continue to drive value for all Delek shareholders and remain an industry leader.

Don’t just take our word for it. Leading independent proxy advisory firms ISS and Glass Lewis both recommend that Delek shareholders vote “FOR” ALL of the Company’s highly qualified director nominees on the WHITE proxy card in their reports dated April 25, 2021 and April 22, 2021, respectively1:

ISS

•“The dissident has not made a compelling case against the established strategy…Similarly, the dissident has not made a compelling case in favor of its own strategy suggestions. DK has publicly recognized since at least late 2019 that it
1 Permission to use quotations was neither sought nor obtained.

Exhibit 99.1
trades at a sum-of-the-parts discount, which it believes can be alleviated through implementation of its strategy. The dissident has not clearly articulated why this is incorrect or aspirational.”

•“As a secondary matter, the dissident has not successfully argued that DK is unable to execute or unwilling to consider its proposals. In fact, DK has a track record of deals that includes transactions and initiatives similar to those proposed by the dissident. These deals also include the acquisition of Alon, which played a significant role in establishing DK's competitive advantage.”

•“The question is then why one reasonable strategy should be abandoned in favor of another. The dissident has failed to provide a compelling answer – DK share price and TSR outperformed over the long-term and have been directionally-positive since late 2020; no evidence has been offered to suggest that the increased focus on midstream and retail operations cannot or will not eventually alleviate the sum-of-the-parts discount; and the available facts do not substantiate the dissident's assertions relating to the CEO's compensation and incentive structure.”

•“The dissident also reengaged – just as DK appeared to be turning a corner – with a slate of three nominees who all have overlapping work experience with each other and with the CEO of CVI. It is challenging to support a slate with so many ties to the CEO of a company operating in the same industry absent an absolutely clear case for change.”

Glass Lewis

•“Coupled with recommendations [from CVR] which we generally do not consider adequately reasoned, we see relatively limited cause for Delek investors to conclude the dissenting initiative represents a compelling alternative to a sitting board which has demonstrated a willingness to explore significant strategic avenues, overseen the generation of competitive long-term value and generally maintained suitable corporate governance architecture.”

•“…CVR fails to build out a comprehensive and well-rounded case which both establishes the presence of significant operational and governance concerns at Delek and advances balanced strategies and appropriately placed candidates which would reasonably be expected to facilitate a superior outcome. Instead, Delek investors have mostly been offered blanket arguments with little analytical support, major alternatives which may ultimately deviate from the long-term interests of the Company and a questionably selected slate of alternate nominees mismatched with large portions of CVR's own platform.”

•“…[I]nvestors are likely to be better served allowing the existing board and executive team to manage through a widely recognized black swan event and continue pursuing strategies which have, over the long term, generated compelling value for shareholders. Accordingly, we recommend shareholders vote FOR all nominees using management's WHITE proxy card.”

DELEK’S NOMINEES ARE INDEPENDENT, HIGHLY QUALIFIED AND COMMITTED TO DRIVING VALUE FOR ALL DELEK SHAREHOLDERS

ISS and Glass Lewis have recommended shareholders vote “FOR” ALL of the Delek Directors: Uzi Yemin, William J. Finnerty, Richard J. Marcogliese, Gary M. Sullivan, Jr., Vicky Sutil, Laurie Z. Tolson, David Wiessman and Shlomo Zohar. Furthermore, each of the three Delek directors CVR is attempting to replace is truly independent and brings valuable experience and expertise relevant to our business. They are:
•William J. Finnerty, who has over 40 years of experience in all facets of the downstream energy sector, with leadership, strategy, business / corporate development, M&A and executive roles at both leading integrated major oil companies and independent refiners, including as the former COO of Tesoro and various roles at Texaco and Chevron;
•David Wiessman, who has more than 40 years of experience in energy, retail and venture capital as the controlling owner and Chairman of Sonol, the second largest oil company in Israel, the founder and former CEO of Alon USA Energy and Alon Israel Oil Company, and as the founder of Gefen Capital Partners, a venture capital fund, which provides him with a unique investor perspective on strategic investments; and

Exhibit 99.1
•Shlomo Zohar, who plays a critical leadership role as the Lead Independent Director of our Board and whose financial, accounting, capital markets and M&A experience from board leadership positions at financial institutions and 25 years as a CPA provides significant insights into Delek’s financial management and capital allocation strategies.

Join the independent proxy advisory firms in supporting Delek’s highly qualified, independent directors and VOTE the WHITE proxy card “FOR” ALL Delek nominees TODAY. We will continue to drive and maximize value for all Delek shareholders. Thank you for your support.

Sincerely,
Your Board of Directors

Your Vote Is Important, No Matter How Many or How Few Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

MACKENZIE
PARTNERS, INC.

proxy@mackenziepartners.com
(212) 929-5500
or
Toll-Free (800) 322-2885

REMEMBER:
We urge you NOT to vote using any Gold proxy card sent to you by CVR, as doing so will revoke your vote on the WHITE proxy card.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, asphalt, renewable fuels and convenience store retailing. The refining assets consist of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations consist of Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"). Delek US and its affiliates also own the general partner and an approximate 80 percent limited partner interest in Delek Logistics. Delek Logistics is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets.

The convenience store retail business operates approximately 253 convenience stores in central and west Texas and New Mexico.

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its Twitter account (@DelekUSHoldings).

Additional Information
Delek has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the Securities and Exchange Commission ("SEC") in connection with the solicitation of proxies for the Company's 2021 Annual Meeting (the "Definitive Proxy Statement"). Delek, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company's shareholders in connection with the matters to be considered at the Company's 2021 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, DELEK SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Exhibit 99.1
Information regarding the names of Delek's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company's Board of Directors for election at the Company's 2021 Annual Meeting are included in the Definitive Proxy Statement. Shareholders may obtain a copy of the Definitive Proxy Statement, any supplements to the proxy statement and other documents filed by Delek with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge on the Company's website at http://www.delekus.com.

For further information: Investor Relations Contact: Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312; OR Public Relations Contacts: Nicholas Lamplough / Tim Lynch / Andrew Squire - Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449